Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLERGAN ANNOUNCES RETIREMENT

OF BOARD MEMBER WILLIAM GRANT

(IRVINE, Calif., November 18, 2002)—Allergan (NYSE: AGN) today announced that in connection with the spin out of Advanced Medical Optics (“AMO”) (NYSE: AVO) by Allergan on July 1, 2002, and the assumption by William R. Grant of the position as Chairman of the Board of AMO, William Grant has retired as a director of Allergan, Inc., effective November 18, 2002. As part of a private letter ruling request to the IRS regarding the spin out of AMO, no director of Allergan is to remain both a director of AMO and of Allergan for more than one year following the spin out of AMO.

“Since joining Allergan’s Board of Directors in 1989, Mr. Grant has been an invaluable and insightful Director, blessing Allergan’s Board with his outstanding judgment, knowledge of healthcare, and financial expertise,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and CEO. “Although Bill will be missed by Allergan’s Board, I am excited that AMO will have the benefit of such an insightful leader and great entrepreneur.”

Forward-Looking Statements

Statements regarding future plans, forecasts, and events are “forward-looking statements.” These statements are based on current expectations and intentions only. If underlying assumptions prove inaccurate, or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. Information concerning risk factors can be found in press releases issued by Allergan as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and Its Businesses” in Allergan’s 2001 Annual Report on Form 10-K and Form 10-Q for the quarter ended June 28, 2002. Allergan’s filings are available publicly and upon request from Allergan’s Investor Relations Department at (714) 246-4636.

About Allergan, Inc.

Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator and skin care markets that deliver value to our customers, satisfy unmet medical needs, and improve patients’ lives.

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Allergan Contacts:
Jim Hindman (714) 246-4636 (investors)
Suki Shattuck (714) 246-5621 (investors/media)
Christine Cassiano (714) 246-5134 (media)